Exhibit 10(f)
AGREEMENT

This AGREEMENT made and entered into this 22nd day of July, 2010 by and between NAMI RESOURCES COMPANY, LLC (“NRC”), 104 Nami Plaza, Suite 1, London, Kentucky, 40741; DELTA NATURAL GAS COMPANY, INC. (“Delta”), 3617 Lexington Road, Winchester, Kentucky, 40391; MIKE NAMI (“Nami”), 104 Nami Plaza, Suite 1, London, Kentucky, 40741; and VINLAND ENERGY, LLC (“Vinland”), 104 Nami Plaza, Suite 1, London, Kentucky, 40741.

Whereas, NRC and Delta have entered Agreements dated August 24, 2004 and March 10, 2005 relating to the transportation of gas (the “Transportation Agreements”); and

Whereas, Nami and Vinland are affiliates of NRC and benefit from certain rights of NRC under the Transportation Agreements; and

Whereas NRC, Delta, Nami and Vinland wish to modify the Transportation Agreements in accordance with the terms of this Agreement.

NOW THEREFORE, NRC, Delta, Nami and Vinland hereby agree as follows:

1.           Amendment of 2004 Agreement.    The parties hereby agree to modify and amend that Agreement between Delta and NRC dated August 24, 2004 (the “2004 Agreement”) as follows:

(a)           Paragraph 4 of the 2004 Agreement is hereby deleted in its entirety and is replaced by the following paragraph:

        4)            In consideration for Delta agreeing to construct and operate the East-West Line Phase One, NRC agrees to deliver to Delta through the pipeline for transportation, (i) commencing on the first anniversary date of the first flow of gas through the East-West Line Phase One (the “Flow Anniversary”) and continuing until March 31, 2010 (the “750 Period”), a daily average of not less than 750 Mcf of gas per day , and (ii) commencing on April 1, 2010 and continuing until the expiration of the fourteenth (14th) year following the Flow Anniversary (the “500 Period”), a daily average of not less than 500 Mcf of gas per day.  In the event NRC fails to deliver a daily average of 750 Mcf during the 750 Period, NRC shall pay Delta’s applicable Off-System Transportation Rate then in effect for the difference between 273,750 Mcf (750 times 365 days) and the actual volumes delivered by NRC.  In the event NRC fails to deliver a daily average of 500 Mcf during the 500 Period, NRC shall pay Delta’s applicable Off-System Transportation Rate then in effect for the difference between 182,500 Mcf (500 times 365 days) and the actual volumes delivered by NRC.  All volumes delivered by NRC for transportation hereunder and the volumes used to calculate any annual minimum bills, if applicable, shall be cumulative.  NRC’s obligation to transport the annual minimum volume shall cease and this Agreement shall terminate at the earlier of (1) the date on which a total cumulative transportation volume of 2,737,500 Mcf is attained, or (2) the expiration of fourteen (14) years from and after the Flow Anniversary.

2.           Amendment of 2005 Agreement.     The parties hereby agree to modify and amend that Agreement between Delta and NRC dated March 10, 2005 (the “2005 Agreement”) as follows:

(a)           Paragraph 4 of the 2005 Agreement is hereby deleted in its entirety and is replaced by the following paragraph:

        4)           In consideration for Delta agreeing to construct and operate the pipeline described herein, NRC agrees to deliver to Delta through the pipeline for transportation (i) commencing on the date of Delta's completion of the pipeline (the “Completion Date”) and continuing until March 31, 2010 (the “3000 Period”), a daily average volume of "incremental gas" of not less than 3000 Dth of gas per day, and (ii) commencing on April 1, 2010 and continuing until the expiration of the twenty first (21st) year following the Completion Date (the “2000 Period”), a daily average volume of "incremental gas" of not less than 2000 Dth of gas per day.  "Incremental gas" is defined as additional volumes of gas from the aforementioned production areas delivered by NRC in excess of the daily volumes flowing or capable of flowing (in those instances where a station may not have been running on the specified date) to Delta from these production areas as of March 1, 2005. The first 750 Mcf of gas, or after April 1, 2010 500 Mcf of gas, from the Lewis Heirs Lease plus any additional volumes applied to NRC's minimum daily average requirement under the Agreement dated August 24, 2004 by and between NRC and Delta are expressly excluded from "incremental gas" volumes under this Agreement. In the event Delta does not receive from NRC a daily average of 3000 Dth of incremental gas during each annual period of the 3000 Period, at the end of each such annual period NRC shall pay Delta's applicable Off-System Transportation Rate then in effect for the difference between 1,095,000 Dth (3000 per day times 365 days) and the actual lesser volumes of incremental gas received by Delta from NRC during such annual period for transportation through the pipeline.  In the event Delta does not receive from NRC a daily average of 2000 Dth of incremental gas during each annual period of the 2000 Period, at the end of each such annual period NRC shall pay Delta's applicable Off-System Transportation Rate then in effect for the difference between 730,000 Dth (2000 per day times 365 days) and the actual lesser volumes of incremental gas received by Delta from NRC during such annual period for transportation through the pipeline.  All volumes received from NRC for transportation hereunder and the volumes used to calculate any annual minimum bills, if applicable, shall be cumulative.  NRC's obligation to transport the annual minimum volume shall cease and this Agreement shall terminate at the earlier of (i) the date on which a total cumulative, transportation volume on behalf of NRC of 16,425,000 Dth is attained, or (ii) the expiration of twenty one (21) years from and after the Completion Date.

(b)    The first sentence of Paragraph 7 of the 2005 Agreement is hereby deleted in its entirety.

3.           No Other Changes.     All other terms and conditions of the Transportation Agreements remain unchanged and in full force and effect.

4.           Transportation of Other Gas.    Vinland, NRC and Nami further agree to have Delta transport any and all of their natural gas production through Delta’s system during the remaining term of the Transportation Agreements, including any and all natural gas production of Vanguard Natural Resources, LLC delivered by Vinland, NRC or Nami.

IN WITNESS WHEREOF, the parties have executed this Agreement this 22nd day of July, 2010.

NAMI RESOURCES COMPANY, LLC                                                                                               DELTA NATURAL GAS COMPANY, INC.

BY: _________________________                                                                                                BY: ___________________________

ITS: _________________________                                                                                                ITS: __________________________

MIKE NAMI                                                                                               VINLAND ENERGY, LLC

_____________________________                                                                                                BY: ___________________________

                                                                                                                                                                      ITS: ___________________________